Exhibit d(xiii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                              ASSIGNMENT of
                    INVESTMENT ADVISORY CONTRACT and
                  TERMINATION OF SUB-ADVISORY AGREEMENT
                     Federated Large Cap Growth Fund


      THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust ("FIMC"), and FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., a Delaware corporation ("FGIMCO").

      WHEREAS, FIMC, then known as Federated Management, entered into an Investment Advisory Contract dated as of June 1, 1995 and an amendment thereto dated as of June 1, 2001 with Federated Equity Funds, a Massachusetts business trust (the "Trust"), including Exhibit D thereto dated as of December 1, 1998 making the Contract applicable to the Federated Large Cap Growth Fund (the "Fund") a portfolio of the
Trust:

      WHEREAS, FIMC has entered into a Sub-Advisory Agreement with FGIMCO dated as of June 1, 2003 with respect to the Fund (the
"Sub-Advisory Agreement");

      WHEREAS, FIMC desires to assign to FGIMCO its rights, duties and responsibilities with respect to the Fund under the Advisory Contract, and FGIMCO desires to accept such assignment from FIMC;

      WHEREAS, in view of the assignment to FGIMCO of the Advisory Contract with respect to the Fund, the Sub-Advisory Agreement with respect to the Fund will be terminated; and

      WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Advisory Contract with respect to the Fund from FIMC to FGIMCO and the termination of the Sub-Advisory Agreement;

      KNOW ALL MEN BY THESE PRESENTS THAT:

      In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, FIMC does hereby assign to FGIMCO all of its rights, duties and responsibilities with respect to the Fund under the Advisory Contract, and FGIMCO does hereby accept such assignment. In view of such assignment, the Sub-Advisory Agreement between FIMC and FGIMCO with respect to the Fund is hereby terminated.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.


FEDERATED INVESTMENT                FEDERATED GLOBAL INVESTMENT
MANAGEMENT COMPANY                  MANAGEMENT CORP.

By:  /s/ G. Andrew Bonnewell        By:  /s/ Keith M. Schappert
   ---------------------------         ---------------------------
Name:  G. Andrew Bonnewell          Name:  Keith M. Schappert
Title:  Vice President              Title:  President